Exhibit 5.1

[LETTERHEAD OF CAHILL GORDON & REINDEL LLP]

July 9, 2004

US UNWIRED INC.

901 Lake Shore Drive

Lake Charles, Louisiana 70601

Re:	First Priority Senior Secured Floating Rate Notes due 2010 and 10% Second Priority Senior Secured Notes due 2012 of US Unwired Inc.

Ladies and Gentlemen:

We have acted as special securities counsel for US Unwired Inc. (the “Company”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company and the subsidiaries of the Company named therein as guarantors (the “Guarantors” and together with the Company, the “Issuers”) with the Securities and Exchange Commission (the “Commission”) for registration under the Securities Act of 1933, as amended (the “Act”), of (i) $125,000,000 aggregate principal amount of First Priority Senior Secured Floating Rate Notes due 2010 of the Company, (ii) $235,000,000 aggregate principal amount of 10% Second Priority Senior Secured Notes due 2012 (together, the “Exchange Notes”) and (iii) the unconditional guarantee of the Exchange Notes (the “Guarantees,” and together with the Exchange Notes, the “Securities”) by each of the Guarantors. The Securities will be issued pursuant to two separate indentures, each dated as of June 16, 2004 (the “Indentures”), each among the Issuers and U.S. Bank National Association, as trustee, in connection with the exchange offer set forth in the Registration Statement (the “Exchange Offer”), in each case pursuant to which the Securities will be issued for a like principal amount of the Company’s outstanding First Priority Senior Secured Floating Rate Notes due 2010 and related Guarantees or 10% Second Priority Senior Secured Notes due 2012 and related Guarantees, as the case may be. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Statement.

In connection therewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the Indentures and the form of the Securities and such other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion.

In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. We have also assumed the due authorization, execution and delivery of the Indentures and the due authorization, execution, delivery and authentication of the Securities, in each case by each of the signatories thereto. As to matters of fact, we have relied upon representations of officers of the Company.

Based upon the foregoing, and subject to the qualifications stated herein, it is our opinion that:

The Securities, when issued in accordance with the provisions of the applicable Indenture and the Exchange Offer, will be entitled to the benefits of such Indenture and will be legal, valid and binding obligations of the Issuers enforceable against the Issuers in accordance with their terms, subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect affecting creditors’ rights and remedies generally and (B) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and the Federal laws of the United States of America.

We hereby consent to the reference to our firm in the Registration Statement under the caption “Legal Matters,” and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent pursuant to Section 7(a) of the Securities Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7(a) or under the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Cahill Gordon & Reindel LLP